Exhibit 99.1

WeWork Adopts Tax Asset Preservation Plan Designed to Protect Long-Term Stockholder Value by Preserving the Availability of Its Tax Assets

•	Preserving long-term stockholder value by adopting a Section 382 rights plan intended to protect tax assets by reducing the likelihood of an ownership change (as defined in the Internal Revenue Code)

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Tax Asset Preservation Plan in effect immediately to deter any person or group from acquiring beneficial ownership of 4.9% or more of WeWork’s outstanding Class A common stock and compromising the availability of WeWork’s NOLs and other tax attributes

NEW YORK, APRIL 7, 2023 —(BUSINESS WIRE)— WeWork Inc. (NYSE: WE) (“WeWork”), the leading global flexible space provider, today announced that its Board of Directors (the “Board”) has adopted a stockholder rights plan designed to protect long-term stockholder value by preserving the availability of WeWork’s net operating loss carryforwards (“NOLs”) and other tax attributes under the Internal Revenue Code (the “Tax Asset Preservation Plan”). The Board took this action in connection with the various transactions announced by WeWork on March 17, 2023 to significantly deleverage WeWork’s capital structure and bolster liquidity by restructuring its outstanding debt and raising additional capital (collectively, the “Specified Transactions”).

As of December 31, 2021, WeWork had approximately $6.9 billion of U.S. federal NOLs and $6.6 billion of state NOLs that could be available to offset its future federal taxable income and state taxable income, respectively. WeWork’s ability to use these NOLs and other U.S. tax assets would be substantially limited if it experienced an “ownership change” within the meaning of Section 382 of the Internal Revenue Code (the “Code”). In general, a company would undergo an ownership change if its “5-percent shareholders” (determined under Section 382 of the Code) increased their ownership of the value of such company’s stock by more than 50 percentage points over a rolling three-year period. The Tax Asset Preservation Plan is intended to reduce the likelihood of such an “ownership change” at WeWork by deterring any person or group from acquiring beneficial ownership of 4.9% or more of WeWork’s outstanding Class A common stock.

The Tax Asset Preservation Plan is similar to those adopted by numerous other public companies with significant NOLs and/or other tax assets. The Tax Asset Preservation Plan is not designed to prevent any action that the Board determines to be in the best interests of WeWork and its stockholders, and will help to ensure that the Board remains in the best position to discharge its fiduciary duties.

Under the Tax Asset Preservation Plan, rights will initially be transferable only with the underlying shares of WeWork’s Class A common stock and Class C common stock. The rights will generally become exercisable only if a person (or any persons acting as a group) acquires 4.9% or more of WeWork’s outstanding Class A common stock. If the rights become exercisable, all holders of rights (other than any triggering person) will be entitled to acquire shares of Class A common stock (or in the case of holders of Class C common stock, shares of Class C common stock) at a 50% discount or WeWork may exchange each right held by holders of Class A common stock for one share of Class A common stock (and in the case of holders of Class C common stock, each right would be exchanged for one share of Class C common stock). All holders of partnership units in The We Company Management Holdings L.P. (other than any triggering person) will be treated equitably vis-à-vis the holders of the Class A common stock if the rights become exercisable.

Under the Tax Asset Preservation Plan, any person that currently owns 4.9% or more of WeWork’s Class A common stock may continue to own its shares of Class A common stock but may not acquire any additional shares of Class A common stock without triggering the Tax Asset Preservation Plan. Also under the Tax Asset Preservation Plan, partnership units in The We Company Management Holdings L.P. and shares of WeWork’s Class C common stock are not treated as “beneficially owned” when determining whether a person owns 4.9% or more of WeWork’s Class A common stock. Therefore, the exchange of any partnership units (and the corresponding shares of WeWork’s Class C common stock) into shares of WeWork’s Class A common stock would trigger the Tax Asset Preservation Plan to the extent the Class A common stock received upon exchange (i) increases the ownership of a 4.9% or greater holder of WeWork’s Class A common stock by even one additional share or (ii) increases the ownership of a holder of WeWork’s Class A common stock to 4.9% or greater of the outstanding shares of WeWork’s Class A common stock. The Board has the discretion to exempt any person or group as well as any transaction from the provisions of the Tax Asset Preservation Plan.

The Tax Asset Preservation Plan took effect on April 7, 2023 and is scheduled to continue in effect until April 6, 2024, unless terminated earlier in accordance with its terms.

Additional information about the Tax Asset Preservation Plan will be available on a Current Report on Form 8-K to be filed by WeWork with the U.S. Securities and Exchange Commission (the “SEC”).

About WeWork

WeWork (NYSE: WE) was founded in 2010 with the vision to create environments where people and companies come together and do their best work. Since then, we’ve become one of the leading global flexible space providers committed to delivering technology-driven turnkey solutions, flexible spaces, and community experiences. For more information about WeWork, please visit us at wework.com.

NO OFFER OR SOLICITATION

This communication is not intended to and does not constitute an offer to sell or the solicitation of an offer to subscribe for or buy or an invitation to purchase or subscribe for any securities or the solicitation of any vote or approval in any jurisdiction in connection with the Specified Transactions or otherwise, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in contravention of applicable law. In particular, this communication is not an offer of securities for sale into the United States. No offer of securities shall be made in the United States absent registration under the Securities Act of 1933, as amended, or pursuant to an exemption from, or in a transaction not subject to, such registration requirements.

IMPORTANT ADDITIONAL INFORMATION WILL BE FILED WITH THE SEC

In connection with the Specified Transactions, and certain stockholder approvals, WeWork filed with the SEC a preliminary proxy statement. The proxy statement is in preliminary form, and WeWork intends to file a definitive proxy statement (as amended or supplemented from time to time, the “proxy statement”). BEFORE MAKING ANY VOTING DECISION, WEWORK’S STOCKHOLDERS ARE URGED TO READ THE PROXY STATEMENT AND OTHER RELEVANT DOCUMENTS FILED OR TO BE FILED WITH THE SEC IN CONNECTION WITH THE SPECIFIED TRANSACTIONS AND CERTAIN STOCKHOLDER APPROVALS, OR INCORPORATED BY REFERENCE IN THE PROXY STATEMENT (IF ANY) CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE SPECIFIED TRANSACTIONS AND CERTAIN STOCKHOLDER APPROVALS, AND THE PARTIES TO THE SPECIFIED TRANSACTIONS. WeWork’s stockholders and investors will be able to obtain, without charge, a copy of the proxy statement and other relevant documents filed with the SEC (when available) from the SEC’s website at www.sec.gov. WeWork stockholders and investors will also be able to obtain, without charge, a copy of the proxy statement and other relevant documents (when available) by directing a written request to WeWork Inc., 75 Rockefeller Plaza, 10th Floor, New York, NY 10019, Attention: Investor Relations or from WeWork’s website, www.investors.wework.com.

PARTICIPANTS IN THE SOLICITATION

WeWork and certain of its directors and executive officers and employees may be considered participants in the solicitation of proxies from the stockholders of WeWork in respect of certain stockholder approvals. Information regarding the persons who may, under the rules of the SEC, be deemed participants in the solicitation of the stockholders of WeWork in respect of certain stockholder approvals, including a description of their direct or indirect interests, by security holdings or otherwise, is available in WeWork’s preliminary proxy statement, which was filed with the SEC on April 3, 2023, and will be set forth in WeWork’s definitive proxy statement. Information regarding WeWork’s directors and executive officers is also contained in WeWork’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022 and its Proxy Statement on Schedule 14A, dated April 7, 2022, which are filed with the SEC, and certain of WeWork’s Current Reports on Form 8-K, filed with the SEC on May 26, 2022, June 27, 2022, August 11, 2022, December 2, 2022, February 7, 2023, February 21, 2023, and March 17, 2023.

FORWARD-LOOKING STATEMENTS

Certain statements made herein may be deemed “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, as amended, including any statements regarding the Specified Transactions. These forward-looking statements generally are identified by the words “believe,” “project,” “expect,” “anticipate,” “estimate,” “intend,” “strategy,” “future,” “opportunity,” “plan,” “pipeline,” “may,” “should,” “will,” “would,” “will be,” “will continue,” “will likely result,” and similar expressions. Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. Although WeWork believes the expectations reflected in any forward-looking statement are based on reasonable assumptions, it can give no assurance that its expectations will be attained, and it is possible that actual results may differ materially from those indicated by these forward-looking statements due to a variety of risks, uncertainties and other factors. Such factors include, but are not limited to, the terms of the Specified Transactions, which are highly uncertain; WeWork’s ability to complete the Specified Transactions on the terms contemplated or at all; WeWork’s ability to obtain the required stockholder approvals; WeWork’s ability to otherwise refinance, extend, restructure or repay outstanding debt; its outstanding indebtedness; its current and projected liquidity needs to operate its business and execute its strategy, and related use of cash; its ability to raise capital through equity issuances, asset sales or the incurrence of debt; WeWork’s expectations regarding its ability to continue as a going concern; retail and credit market conditions; higher cost of capital and borrowing costs; impairments; changes in general economic conditions, including as a result of the COVID-19 pandemic, the conflict in Ukraine and disruptions in the banking sector, and the impact of such conditions on WeWork and its customers; WeWork’s expectations regarding its exits of underperforming locations, including the timing of any such exits and ability to retain its members; delays in customers and prospective customers returning to the office and taking occupancy, or changes in the preferences of customers and prospective customers with respect to remote or hybrid working, as a result of the COVID-19 pandemic leading to a parallel delay, or potentially permanent change, in receiving the corresponding revenue; the impact of foreign exchange rates on WeWork’s financial performance; and WeWork’s inability to implement its business plan or meet or exceed its financial projections. Forward-looking statements speak only as of the date they are made. WeWork discusses these and other risks and uncertainties in its annual and quarterly periodic reports and other documents filed with the SEC. WeWork undertakes no duty or obligation to update or revise these forward-looking statements, whether as a result of new information, future developments, or otherwise, except as required by law.

Contacts

Investor Relations:

Kevin Berry

investor@wework.com

Press:

Nicole Sizemore

press@wework.com